Exhibit 99.1

Cyclacel Pharmaceuticals, Inc

Cyclacel Pharmaceuticals aNNOUncES THAT BRIAN SCHWARTZ, M.D.

WAS ELECTEd TO ITS BOARD OF DIRECTORS

-Former CMO & Head of R&D of ArQule joins the Board-

BERKELEY HEIGHTS, NJ, December 21, 2020 - Cyclacel Pharmaceuticals, Inc. (NASDAQ: CYCC, NASDAQ: CYCCP; "Cyclacel" or the "Company"), a biopharmaceutical company developing innovative medicines based on cancer cell biology, today announced the election of Brian Schwartz, M.D., to its Board of Directors.

"We are very pleased to have Brian join the Board of Directors of Cyclacel. His extensive clinical and product development experience further adds to the strength of our Board and will support management’s efforts to build shareholder value," said Christopher Henney, Ph.D., Chairman of the Board of Cyclacel. “Brian’s experience in all development stages of innovative medicines for cancer will be very valuable as we advance our business strategy."

“I am excited to join the Board at an important moment in the Company’s history,” said Dr. Schwartz. “After evaluating the scientific and clinical merits of Cyclacel’s medicines, I am enthusiastic of the prospects of fadraciclib and CYC140. These two internally discovered molecules have competitive product profiles and address oncology indications with large unmet medical needs. The clinical development plans and Cyclacel’s experienced management team provide a strong basis for success in the Company’s programs.”

Dr Schwartz has wide-ranging experience as a drug development expert in pharmaceutical and biotechnology industries primarily in oncology, hematology, and rare diseases. During the past decade he has served as Senior Vice President, Head of Research & Development and Chief Medical Officer of ArQule Inc., which was acquired for $2.7bn by Merck & Co. in 2020. Prior to ArQule, Dr. Schwartz was CMO at Ziopharm, having previously held several senior leadership roles at Bayer and LEO Pharma. He is currently a Board Member of LifeSci Acquisition Corp, Mereo Biopharma and Enlivex. In addition, he serves as an advisor, SAB member and independent consultant for numerous biotech and investment companies.

He received his medical degree from the University of Pretoria, South Africa, completed a fellowship at the University of Toronto, Canada and practiced medicine prior to his career in the biopharmaceutical industry.

About Cyclacel Pharmaceuticals, Inc.

Cyclacel Pharmaceuticals is a clinical-stage biopharmaceutical company developing innovative cancer medicines based on cell cycle, transcriptional regulation and mitosis biology. The transcriptional regulation program is evaluating fadraciclib, a CDK2/9 inhibitor, in solid tumors and hematological malignancies. The anti-mitotic program is evaluating CYC140, a PLK1 inhibitor, in advanced cancers. Cyclacel's strategy is to build a diversified biopharmaceutical business based on a pipeline of novel drug candidates addressing oncology and hematology indications. For additional information, please visit www.cyclacel.com.

                           ☑ 200 Connell Drive, Suite 1500, Berkeley Heights, NJ 07922, USA Tel +1 908 517 7330 Fax +1 866 271 3466

☐ 1 James Lindsay Place, Dundee, DD1 5JJ, UK Tel +44 1382 206 062 Fax +44 1382 206 067

www.cyclacel.com – info@cyclacel.com

Forward-looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, the efficacy, safety and intended utilization of Cyclacel's product candidates, the conduct and results of future clinical trials, plans regarding regulatory filings, future research and clinical trials and plans regarding partnering activities. Factors that may cause actual results to differ materially include the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, trials may have difficulty enrolling, Cyclacel may not obtain approval to market its product candidates, the risks associated with reliance on outside financing to meet capital requirements, and the risks associated with reliance on collaborative partners for further clinical trials, development and commercialization of product candidates. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties the Company faces, please refer to our most recent Annual Report on Form 10-K and other periodic and other filings we file with the Securities and Exchange Commission and are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Company: Paul McBarron, (908) 517-7330, pmcbarron@cyclacel.com

Investor Relations: Russo Partners LLC, Jason Assad, (646) 218-4604, jason.assad@russopartnersllc.com

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